UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 05, 2025

INTERACTIVE STRENGTH INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-41610	82-1432916
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1005 Congress Avenue, Suite 925
Austin, Texas		78701
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 512 885-0035

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.0001 par value per share	TRNR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Settlement Agreement

As previously disclosed, on February 1, 2024, Interactive Strength Inc. (the "Company") entered into a Credit Agreement (the “Credit Agreement”) with Vertical Investors, LLC (the “Lender”), pursuant to which the Company received a term loan from the Lender in the original principal amount of $7,968,977.74 (the “Loan”). As previously disclosed, on March 29, 2024, the Company issued to the Lender 1,500,000 shares of the Company’s Series A Preferred Stock, par value $0.0001 per share (“Series A Preferred Stock”), upon the conversion of $3.0 million of the Loan.

As previously disclosed, on April 24, 2024, the Company entered into a Loan Modification Agreement (the “Modification Agreement”) with the Lender, for which the principal amount of the Loan was reduced by $3.0 million.

As previously disclosed, on April 24, 2024, the Company entered into a Loan Restoration Agreement (the “Restoration Agreement”) with the Lender. Pursuant to the Restoration Agreement, in the event the aggregate amount of funds received by Lender (net of all commissions, transfer fees or other transaction fees of any kind and taxes paid or payable as a result thereof) arising out of the disposition of the Preferred Stock, the disposition of the shares of Common Stock issued pursuant to the exchange agreements entered into by and between the Company and the Lender prior to September 30, 2024, the disposition of the shares of Common Stock issued pursuant to all exchange agreements entered into by and between the Borrower and the Lender after September 30, 2024, the disposition of the shares of Common Stock issuable upon conversion of the Preferred Stock, if such Preferred Stock is converted to Common Stock by Lender, or the disposition of any other securities of the Borrower issued to the Lender as a result of its holding the Preferred Stock (the aggregate amount of funds, the “Net Trade Value”) received by the Lender on or before December 31, 2025 is less than the total amount of Loan principal which has been exchanged for preferred stock or common stock of the Company plus interest (the “Total Loan Exchanged Amount”), within ten (10) business days of written demand therefor, Borrower shall pay to Lender via wire transfer in immediately available funds the amount that is equal to (i) Total Loan Exchanged Amount, less (ii) the Net Trade Value.”

As of July 8, 2025 (the date through which the Net Trade Value was calculated), the Total Loan Exchanged Amount was approximately $7.2 million and the Net Trade Value was $1,040,671.41.

On August 5, 2025, the Company and the Lender entered into a Settlement Agreement (the “Settlement Agreement”), pursuant to which the Company made a payment of $649,207 in cash and issued 195,732 shares (the “Series C Preferred Shares”) of the Company’s Series C Preferred Stock, par value $0.0001 per share (“Series C Preferred Stock”), to the Lender as payment of the $1,040,671.41 Net Trade Value.

Following the issuance of the Series C Preferred Shares, the Lender owned 1,405,887 shares of Series C Preferred Stock.

Exchange Agreement

As previously disclosed, on different dates during September, October and November 2024, the Company and the Lender entered into certain Exchange Agreements and Exchange and Settlement Agreement, pursuant to which the Lender was issued 7,440 shares of the Company’s Common Stock, par value $0.0001 per share (“Common Stock”) and 2,861,128 shares of Series C Preferred Stock in exchange for 1,559,668 shares of Series A Preferred Stock owned by the Lender and reducing the principal amount of the Loan by $3,968,977.74.

As of July 31, 2025, the outstanding principal amount of the Loan was $1,083,119.63 (the “Loan Amount”).

On August 8, 2025, the Company and the Lender entered into a new Exchange Agreement (the “Exchange Agreement”). Pursuant to the Exchange Agreement, the Company and Lender agreed to reduce the Loan Amount by $330,000 in exchange for the issuance of 60,000 shares of Common Stock (the “Exchange Shares”) to the Lender at a price per Exchange Share of $5.50 (a price per share higher than the $4.21 Nasdaq Official Closing Price of August 7, 2025). The Exchange Shares will not contain a restrictive legend under the Securities Act of 1933. As a result of this transaction, the outstanding principal amount of the Loan is $753,119.63.

Conversion Price

As previously disclosed, on February 1, 2024, the Company entered into a Note Purchase Agreement (the “Note Purchase Agreement”) with CLMBR Holdings LLC ("CLMBR" and collectively with the Company, the “Borrower”), and Treadway Holdings LLC (“Treadway”) pursuant to which the Company sold, and Treadway purchased, a Senior Secured Convertible Promissory Note (the “Original Note”) in the aggregate principal amount of $6,000,000, which is convertible into shares of Common Stock. The Original Note was thereafter amended and restated in its entirety (the “Amended and Restated Note”).

As previously disclosed, as of March 3, 2025, the Amended and Restated Note had a conversion price of $25.70 and, on that date, the Amended and Restated Note was bought by TR Opportunities II LLC (the “Current Holder”).

As of August 8, 2025, the Amended and Restated Note had a principal amount of approximately $1.9 million. On that date, the Company, CLMBR, and the Current Holder entered into a Letter Agreement (the “Letter Agreement”) that amends Section 3(a) of the Amended and Restated Note to lower its conversion price to $5.50 (a premium to the closing price of the Common Stock on August 7, 2025). The shares of Common Stock to be issued pursuant to conversions of the Amended and Restated Note are referred to herein as “Conversion Shares.”

The foregoing descriptions of the Settlement Agreement, Exchange Agreement and Letter Agreement do not purport to be complete and are subject to, and qualified in their entirety by, the full texts of the Settlement Agreement, Exchange Agreement and Letter Agreement, copies of which are filed as Exhibits 10.1, 10.2 and 10.3, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 of this Current Report on Form 8-K with respect to the issuance of the Series C Preferred Shares, the Exchange Shares and the Conversion Shares is incorporated by reference into this Item 3.02.

The issuance of the Series C Preferred Shares was exempt from registration under the Securities Act of 1933, as amended, pursuant to Section 4(a)(2).

The issuance of the Exchange Shares of the Company’s Common Stock in exchange for a reduction in the Loan Amount was made by the Company pursuant to the exemption from the registration requirements of the Securities Act of 1933, as amended, contained in Section 3(a)(9) of such act on the basis that these offers constituted an exchange with existing holders of the Company’s securities, and no commission or other remuneration was paid to any party for soliciting such exchange.

The Conversion Shares will be issued pursuant to an exemption from registration pursuant to Section 3(a)(9) of the Securities Act of 1933, as amended.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	August 2025 Settlement Agreement, dated as of August 5, 2025, by and between Interactive Strength Inc. and Vertical Investors, LLC
10.2	Exchange Agreement, dated as of August 8, 2025, by and between Interactive Strength Inc. and Vertical Investors, LLC
10.3	Letter Agreement, dated August 8, 2025, by and among Interactive Strength Inc., CLMBR Holdings LLC, and TR Opportunities II LLC
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Interactive Strength Inc.

Date:	August 8, 2025	By:	/s/ Michael J. Madigan
Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)